EXHIBIT 77C

The Annual Meeting of Shareholders of Federated American Leaders Fund, Inc.
 (the "Fund")
was held on March 26, 1999.  The following items were submitted to shareholders for approval.
The meeting was adjourned to May 12, 1999 where all items were approved as follows:

1.	Election of Directors:
	Shares	Shares
					Voted Affirmatively		Withheld
	Thomas G. Bigley	120,607,014	2,471,631
	John T. Conroy, Jr.	120,635,777	2,442,868
	John F. Cunningham	120,656,795	2,421,850
	Peter E. Madden	120,688,447	2,390,198
	Charles F. Mansfield, Jr.	120,695,438	2,383,207
	John E. Murray, Jr.	120,701,739	2,376,906
	John S. Walsh	120,711,125	2,367,520

2.	To ratify the selection of Arthur Andersen LLP as the Fund's independent public accounts:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	117,788,701	806,394	4,483,549

3.	To make changes to the Fund's fundamental investment policies:

	a.	To approve amending the Fund's fundamental investment policy with regard to
		diversification of its investments:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	75,911,773	2,529,684	5,120,040

	b.	To approve making non-fundamental, and amending, the Fund's fundamental investment
		policy regarding investing in restricted securities:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	74,006,884	3,863,559	5,691,054

	c.	To approve amending the Fund's fundamental investment policy regarding borrowing to
		permit the purchase of securities while borrowings are outstanding:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	72,927,044	5,028,999	5,605,454

	d.	To approve making non-fundamental, and amending, the Fund's fundamental investment
		policy to permit the Fund to invest in the securities of other investment companies:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	75,062,530	3,208,164	5,290,803

	e.	To approve making non-fundamental the Fund's fundamental investment policy
		prohibiting investment in securities to exercise control of an issuer:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	73,830,385	3,523,754	6,207,358

	f.	To approve making non-fundamental the Fund's fundamental investment policy
		regarding the description of "The Leaders List":

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	74,708,685	3,019,564	5,833,248

	g.	To approve amending the Fund's fundamental investment policy regarding investment in
		real estate:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	73,024,510	5,014,449	5,522,538

4.	To eliminate certain of the Fund's fundamental investment policies:

	a.	To approve removing the Fund's fundamental investment policy on investing in new
		issuers:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	73,454,822	4,487,304	5,619,371

	b.	To approve removing the Fund's fundamental investment policy on investing in issuers
		whose securities are owned by Officers and Directors:

	Shares	Shares	Shares
	voted affirmatively	voted negatively	abstaining
	71,619,124	6,139,297	5,803,076